UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2004

Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 748-4540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
PRESS RELEASE DATED MAY 21, 2004

Item 7. Exhibits

     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated May 21, 2004.

Item 9. Regulation FD Disclosure

     On May 21, 2004, Gevity HR, Inc. announced that its shareholders re-elected Erik Vonk and Darcy Bradbury to the Board of Directors, and elected Jeffrey Sonnenfeld as a new member of the Board of Directors. In addition, James Cowie and David Katz were asked by the Board of Directors to remain as members of the Board. Gevity also announced that management’s proposal to eliminate the staggered terms of the Board of Directors was approved by Gevity’s shareholders.

     On May 21, 2004, the Board of Directors announced that Gevity’s secondary offering of common stock closed on May 19, 2004.

     In addition, on May 21, 2004, the Board of Directors declared a quarterly dividend of $0.06 per common share payable to all shareholders of record as of July 15, 2004, to be paid on July 30, 2004.

     A press release announcing the events described above was issued by Gevity on May 21, 2004 and is attached hereto as Exhibit 99.1.

     The contents of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2004 GEVITY HR, INC.
By:	/s/ Gregory M. Nichols
	Name:	Gregory M. Nichols
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 21, 2004.